             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): August 3, 1998



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021             41-0518860
------------------- -------------------- ---------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN            55102
--------------------------------         -----------
(Address of principal                    (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           -------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated August 3, 1998:

    THE ST. PAUL COMPANIES REPORTS SECOND-QUARTER RESULTS


     The St. Paul Companies (NYSE:SPC) reported second-quarter 1998 core operating earnings of $53.2 million, or $0.21 per share (diluted). Second quarter 1997 core operating earnings were $176.9 million, or $0.71 per share
(diluted).

     Beginning this quarter, all results reflect the combined St. Paul and USF&G operations, and figures for prior periods have been restated. "Core operating earnings" exclude the $457.5 million, or $1.95 per share, one-time after-tax charge taken in the second quarter as a result of The St. Paul's merger with USF&G.

     Douglas W. Leatherdale, chairman and chief executive officer, said, "Our second-quarter and six-month performance was affected by a high level of catastrophe losses and intensely competitive conditions in the property-liability insurance market.

     "Second-quarter storm activity blanketed the entire country, but much of the worst was focused in Minnesota, where we have a heavy concentration of business, and in Tennessee, which is one of USF&G's largest markets. While these storms may not have made headlines nationally - for us, the cumulative effect was the worst catastrophe quarter since Hurricane Andrew struck in 1992. Pretax catastrophe losses were $157 million, reducing our core after-tax operating earnings by about $0.51 per share. 1997 second-quarter pretax catastrophe losses were $70 million, which reduced core after-tax operating earnings by approximately
$0.19 per share.

     "The other key factor in our second quarter operating results was the deterioration in the U.S. commercial marketplace. The good news is that, in our medical liability operation, we successfully implemented price increases during the second quarter. It is also important to note that many of the actions we are taking to reduce expenses and improve underwriting performance following the merger have yet to have an impact on our results.

     "Despite the high level of catastrophes and difficult market conditions in certain segments, many of our businesses performed well during the quarter:

    - Specialized commercial, excluding medical malpractice, held its own in a difficult market, with standout performance from the newly combined St. Paul-USF&G surety operation, now the largest surety operation in the nation.

    - Excluding the impact of catastrophe losses, our personal insurance business performed well, continuing its recovery.

    - Our reinsurance operation posted strong year-over-year results.

    - Second-quarter core after-tax operating earnings of our life insurance operation, acquired in the merger, grew
25 percent over the same period of 1997.

    - The international segment of our business had a good quarter, with significant improvement in underwriting results and strong premium growth.

    - Our 78 percent ownership in The John Nuveen Company also contributed to our performance in the quarter. Nuveen reported a 14 percent increase in second-quarter net income and earnings per share.

     "In spite of the second-quarter charge we are taking to earnings, our book value per share, at $27.45 at quarter's end, is 8 percent higher than our $25.34 of book value per share as of June 30, 1997. The book value of this corporation has grown over $600 million in the past year. This gives you some indication of the underlying strength of The St. Paul," he said.

     The St. Paul Companies reported a second-quarter net loss of $297.3 million, or $1.28 per share, compared with net income of $288.9 million, or $1.15 per share, for the second quarter of 1997. Also included in the net loss were after-tax realized gains of $107.0 million, or $0.46 per share, compared with $112.0 million, or $0.44 per share, for the second quarter of 1997.

     The $656 million pretax one-time charge was composed of the following:

    - $250 million increase in loss reserves to reflect the application of The St. Paul's reserving policies to USF&G's reserves;

    - $176 million in severance and other employee-related costs;

    - $108 million in write-downs in the carrying value of certain USF&G assets;

    -  $70 million in facilities exit costs;

    - $52 million in other costs, including transaction fees.


Six-month Results
-----------------

     Six-month 1998 core operating earnings were $216.0 million, or $0.89 per share (diluted), compared with first-half 1997 core operating earnings of $351.6 million, or $1.40 per share (diluted).

     Reflecting predominantly the second-quarter after-tax charge of $457.5 million, or $1.95 per share, The St. Paul reported a six-month net loss of $102.6 million, or $0.46 per share, compared with net income of $458.4 million, or $1.82 per share, for the first half of 1997. Also included in the net loss were six-month after-tax realized gains of $138.9 million, or $0.60 per share, compared with $174.5 million, or $0.69 per share, for the first half of 1997.
Net income in the first half of 1997 included a loss of $67.8 million, or a loss of $0.27 per share, from discontinued operations.

Consolidated Financial Position of The St. Paul Companies
---------------------------------------------------------

     Consolidated assets of The St. Paul Companies as of
June 30, 1998 were $37.4 billion, compared with $35.5 billion on June 30, 1997. Common shareholders' equity was $6.5 billion at the end of the second quarter, compared with $5.8 billion on June 30, 1997.


                   THE ST. PAUL COMPANIES
             CONSOLIDATED SECOND-QUARTER RESULTS

Three months ended June 30                  1998                  1997
--------------------------                ------                ------

Revenues                            $2,408,689,000      $2,493,102,000

Pretax Core Operating Earnings
Property-Liability Insurance           $54,633,000        $238,150,000
Life Insurance                         $19,001,000         $15,047,000
Asset Management-
   Investment Banking                  $25,093,000         $21,430,000
Parent and Other                      ($53,776,000)       ($55,091,000)
                                    --------------      --------------
Total Pretax Core Operating Earnings   $44,951,000        $219,536,000

Income Tax Expense (Benefit)           ($8,260,000)        $42,636,000
                                    --------------      --------------
Core Operating Earnings from
 Continuing Operations                 $53,211,000        $176,900,000
 Per Common Share (Basic)                    $0.21               $0.76
 Per Common Share (Diluted)                  $0.21               $0.71

One-time Charge, Net of Taxes        ($457,517,000)                  -
 Per Common Share (Basic)                   ($1.95)                  -
 Per Common Share (Diluted)                 ($1.95)                  -

Core Realized Investment Gains,
  Net of Taxes                        $107,025,000        $112,042,000
 Per Common Share (Basic)                    $0.46               $0.49
 Per Common Share (Diluted)                  $0.46               $0.44
                                    --------------      --------------
Net Income (Loss)                    ($297,281,000)       $288,942,000
Per Common Share (Basic)                    ($1.28)              $1.25
 Per Common Share (Diluted)                 ($1.28)              $1.15

                   THE ST. PAUL COMPANIES
               CONSOLIDATED FIRST-HALF RESULTS

Six months ended June 30                      1998                1997
------------------------                    ------              ------

Revenues                            $4,732,881,000      $4,895,353,000

Pretax Core Operating Earnings
Property-Liability Insurance          $263,620,000        $465,052,000
Life Insurance                         $37,225,000         $28,796,000
Asset Management-
   Investment Banking                  $48,710,000         $44,134,000
Parent and Other                     ($104,118,000)      ($105,292,000)
                                    --------------      --------------
Total Pretax Core
  Operating Earnings                  $245,437,000        $432,690,000

Income Tax Expense                     $29,452,000         $81,096,000
                                    --------------      --------------
Core Operating Earnings from
 Continuing Operations                $215,985,000        $351,594,000
 Per Common Share (Basic)                    $0.89               $1.50
 Per Common Share (Diluted)                  $0.89               $1.40

One-time Charge, Net of Taxes        ($457,517,000)                  -
 Per Common Share (Basic)                   ($1.95)                  -
 Per Common Share (Diluted)                 ($1.95)                  -

Core Realized Investment Gains,
  Net of Taxes                        $138,929,000        $174,516,000
 Per Common Share (Basic)                    $0.60               $0.76
 Per Common Share (Diluted)                  $0.60               $0.69

Discontinued Operations,
  Net of Taxes                                   -        ($67,750,000)
 Per Common Share (Basic)                        -              ($0.30)
 Per Common Share (Diluted)                      -              ($0.27)
                                    --------------      --------------

Net Income (Loss)                    ($102,603,000)       $458,360,000
 Per Common Share (Basic)                   ($0.46)              $1.96
 Per Common Share (Diluted)                 ($0.46)              $1.82

Common Shareholders Equity          $6,473,719,000      $5,827,054,000
 Per Common Share                           $27.45              $25.34

                   THE ST. PAUL COMPANIES
       SECOND-QUARTER PROPERTY-LIABILITY UNDERWRITING
                    OPERATIONS HIGHLIGHTS


Three months ended June 30                    1998                1997
--------------------------                  ------              ------

Written premiums                    $1,745,262,000      $1,827,104,000

Net investment income                 $331,130,000        $326,827,000

Core statutory combined ratio                116.0               103.0





                   THE ST. PAUL COMPANIES
         FIRST-HALF PROPERTY-LIABILITY UNDERWRITING
                    OPERATIONS HIGHLIGHTS


Six months ended June 30                      1998                1997
------------------------                    ------              ------

Written premiums                    $3,399,841,000      $3,499,908,000

Net investment income                 $662,893,000        $657,334,000

Core statutory combined ratio                111.4               104.6



     The St. Paul Companies, headquartered in Saint Paul,
Minn., is a group of companies providing insurance products and services worldwide.

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: August 5, 1998